                                                                Exhibit 24.1


                               POWER OF ATTORNEY



        KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of JeffBanks, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, hereby constitutes and appoints Betsy Z. Cohen and Harmon S. Spolan, and each of them (with full power to each of them to him or her name, with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1993, as amended, of trust capital securities, debt securities and guarantees, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all interest and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned director and/or officer has hereunto set his or her hand and seal, as of January 21, 1997.



/s/  Betsy Z. Cohen
------------------------------

/s/  Edward E. Cohen
------------------------------

/s/ Hersh Kozlov
------------------------------

/s/  William H. Lamb
------------------------------

/s/  Arthur Makadon
------------------------------

/s/ P. Sherill Heff
------------------------------

/s/  James R. Sibel
------------------------------

/s/  Harmon S. Spolan
------------------------------

/s/  William D. White
------------------------------

/s/  Paul Frenkiel
------------------------------